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                                                                    EXHIBIT 3.04

                               State of Delaware

                       Office of the Secretary of State

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    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY
CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "THE FUTURES EXPANSION FUND LIMITED PARTNERSHIP", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JULY, A.D. 1995, AT 10 O'CLOCK A.M.


                                            /s/ Edward J. Freel
                             [SEAL]         -----------------------------------
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION:         7588229

                                                     DATE:         07-27-95
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            AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                THE FUTURES EXPANSION FUND LIMITED PARTNERSHIP

   THIS Amended and Restated Certificate of Limited Partnership of The Futures Expansion Fund Limited Partnership (the "Partnership"), dated as of the 27th day of July, 1995, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del.C. (S) 17-210, to amend and restate the
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original Certificate of Limited Partnership, which was filed on August 13, 1986 with the Secretary of State of the State of Delaware (the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. (S) 17-101, et seq.).
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   The Certificate is hereby amended and restated in its entirety to read as follows:

   1. Name. The name of the limited partnership formed and continued hereby is
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The Futures Expansion Fund Limited Partnership.

   2.  Registered Office.  The address of the registered office of the
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Partnership in the State of Delaware is c/o The Corporation Trust Company,
Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

   3.  Registered Agent.  The name and address of the registered agent for
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service of process on the Partnership in the State of Delaware is The
Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

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   4.  General Partner.  The name and the business address of the general
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partner of the Partnership is:

                Merrill Lynch Investment Partners Inc.
                Merrill Lynch World Headquarters,
                World Financial Center
                South Tower, Sixth Floor
                New York, New York 10080-6106

   IN WITNESS WHEREOF, the undersigned general partner has duly executed this Amended and Restated Certificate of Limited Partnership as of the date and year first aforesaid.

                                          MERRILL LYNCH INVESTMENT PARTNERS INC.

                                             By: /s/ Steven Olgin
                                                 ------------------------------
                                                 Steven Olgin
                                                 Vice President

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